Exhibit 99.1

Property Solutions Acquisition Corp. II

Receives Expected Notice from Nasdaq Regarding Delayed Quarterly Report

New York, NY – June 1, 2021 – Property Solutions Acquisition Corp. II (the “Company”), announced today that on May 28, 2021, it received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) for continued listing because it had not timely filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

As previously reported by the Company in its Form 12b-25 filed with the SEC on May 17, 2021, the Company reevaluated the accounting treatment of its public and private warrants (the “Warrants”) as equity following the issuance by the Staff of the SEC of the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”) (the “SEC Statement”). The SEC Statement provides guidance for all SPACs regarding the accounting and reporting for their warrants. The Company concluded that, based on the SEC Statement, its Warrants should be classified as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. As a result of the foregoing, as well as the time and dedication of resources needed to prepare the Form 10-Q, the Company was unable, without unreasonable effort or expense, to file the Form 10-Q by the due date of May 17, 2021, as required by the Rule.

Under Nasdaq rules, the Company has 60 calendar days from the date of the Notice, or until July 26, 2021, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant an exception of up to 180 calendar days from the due date of the Form 10-Q, or until November 22, 2021, to regain compliance. The Company is working diligently to complete and file the Form 10-Q as soon as reasonably practicable with the intention of regaining compliance.

About Property Solutions Acquisition Corp. II

Property Solutions Acquisition Corp. II is a newly organized blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Although the Company may pursue a business combination opportunity in any business, industry, sector or geographical location it chooses, it currently intends to focus on target companies that service the real estate industry, including property technology.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s ability to timely regain compliance with the Rule and its search for a business combination. Forward-looking statements involve a number of risk factors, uncertainties (some of which are beyond the Company’s control) and other assumptions including, but not limited to, those factors set forth under the heading “Risk Factors” in the Company’s final prospectus on Form 424B4, dated March 3, 2021, and filed with the SEC on March 5, 2021, and in subsequent reports filed by the Company with the SEC. Should one or more of these risk factors or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The risks described in the Company’s filings with the SEC, as amended from time to time, may not be exhaustive. Copies of the Company’s filings with the SEC are available on the SEC’s website, www.sec.gov. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Jordan Vogel, Co-Chief Executive Officer

Property Solutions Acquisition Corp. II

jordan@benchmarkrealestate.com